Exhibit 15








                                        November 10, 1994



          Securities and Exchange Commission
          450 Fifth Street, NW
          Washington, DC  20549

                    Re:  SPS Technologies, Inc.
                         Registration on Form S-8

          Gentlemen:

                    We are aware that our report dated May 12, 1994, except for the third paragraph of Note 3 as to which the date is November 9, 1994, on our review of interim financial information of SPS Technologies, Inc. and Subsidiaries for the three-month periods ended March 31, 1994 and 1993 and included in the Company's quarterly report on Form 10-Q/A-1 for the quarter ended March 31, 1994 is incorporated by reference in the Company's
          Registration Statement on Form S-8 dated August 16, 1988 (Registration No. 33-23778) and Post Effective Amendments to the Registration Statement on Form S-8 (Registration Nos. 2-64082, 2-90908 and 33-51827). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                        /s/Coopers & Lybrand
                                        Coopers & Lybrand L.L.P.